Exhibit 3.37

CERTIFICATE OF INCORPORATION

OF

PEABODY COALSALES COMPANY

1. The name of the corporation is

PEABODY COALSALES COMPANY

2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. The nature of the business or purposes to be conducted or promoted is: To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

To manufacture, purchase or otherwise acquire, invest in, own, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade, deal in and deal with goods, wares and merchandise and personal property of every class and description.

To acquire, and pay for in cash, stock or bonds of this corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any.part of the obligations or liabilities of any person, firm, association or corporation.

To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of letters patent of tbe United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trademarks and trade names, relating to or useful in connection with any business of this corporation.

To acquire by purchase, subscription or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in and with any of the shares of the capital stock, or any voting trust certificates in respect of the shares of capital stock, scrip, warrants, rights, bonds, debentures, notes, trust receipts, and other securities, obligations, choses in action and evidences of indebtedness or interest issued or created by any corporations, joint stock companies, syndicates, associations, firms, trusts or persons, public or private, or by the government of the United States of America, or by any foreign government, or by any state, territory, province, municipality or other political subdivision or by any governmental agency, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof.

To borrow or raise money for any of the purposes of the corporation and, from time to time without limit as to amount, to draw, make, accept, endorse, execute and issued promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the corporation for its corporate purposes.

To purchase, receive, take by grant, gift, devise, bequest or otherwise, lease, or otherwise acquire, own, hold, improve, employ, use and otherwise deal in and with real or personal property, or any interest therein, wherever situated, and to sell, convey, lease, exchange, transfer or otherwise dispose of, or mortgage or pledge, all or any of the corporation’s property and assets, or any interest therein, wherever situated. In general, to possess and exercise all the powers and privileges granted by the General Corporation Law of Delaware or by any other law of Delaware or by this Certificate of Incorporation together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the corporation.

The business and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other clause in this certificate of incorporation, but the business and purposes specified in each of the foregoing clauses of this article shall be regarded as independent business and purposes.

4. The total number of shares of stock which the corporation shall have authority to issue is one thousand (1,000) and the par value of each of such shares is Ten Dollars ($10.00) amounting in the aggregate to Ten Thousand Dollars ($10,000.00).

5. The name and mailing address of each incorporator is as follows:

NAME	MAILING ADDRESS.
M. A. Brzoska	Corporation Trust Center 1209 Orange Street Wilmington, Delaware 19801

K. A. Widdoes	Corporation Trust Center 1209 Orange Street Wilmington, Delaware 19801

L. J. Vitalo	Corporation Trust Center 1209 Orange Street Wilmington, Delaware 19801

6. The corporation is to have perpetual existence.

7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

To make, alter or repeal the by-laws of the corporation.

To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

By a majority of the whole board, to designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The by-laws may provide that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, or in the by-laws of the corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the by-laws of the corporation; and, unless the resolution or by-laws, expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

When and as authorized by the stockholders in accordance with statute, to sell, lease or exchange all or substantially all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.

8. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

9. Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

10. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

11. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability () for any breach of the director’s duty of loyalty to the corporation or its stockholders,

(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 3rd day of June    , 1992.

/s/ M. A. Brzoska

M. A. Brzoska                         Incorporator

/s/ K.A. Widdoes

K. A. Widdoes                         Incorporator

/s/ L. J. Vitalo

L. J. Vitalo                               Incorporator

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

CASTNER, CURRAN & BULLITT, INCORPORATED

AND

PEABODY GLOBAL COAL, INC.

INTO

PEABODY COALSALES COMPANY

PEABODY COALSALES COMPANY, a corporation organized and existing under the laws of Delaware,

DOES HEREBY CERTIFY:

FIRST: That this corporation was incorporated on the 3rd day of June, 1992, pursuant to the General Corporation Law of the State of Delaware.

SECOND: That this corporation owns all one hundred fifty (150) shares of the outstanding shares of common stock of Castner, Curran & Bullitt, Incorporated, a corporation incorporated on the 10th day of May, 1929, pursuant to the General Corporation Law of the State of Virginia

That this corporation owns all ten (10) shares of the outstanding shares of common stock of Peabody Global Coal, Inc., a corporation incorporated on the 22nd day of January, 1997, pursuant to the General Corporation Law of the State of Delaware,

THIRD: That these corporations, by the following resolutions of their Board of Directors, duly adopted by unanimous written consent of its members, filed with the minutes of the Board on September 2, 1997;

RESOLVED, that PEABODY COALSALES COMPANY, a Delaware corporation, merge, and it does hereby merge into itself said CASTNER, CURRAN & BULLITT, INCORPORATED, a Virginia corporation, and PEABODY GLOBAL COAL, INC., a Delaware corporation and assumes all of the obligations of CASTNER, CURRAN & BULLITT, INCORPORATED and PEABODY GLOBAL COAL, INC.; and

FURTHER RESOLVED, that the merger shall be effective upon the date of filing with the Secretary of State of Delaware.

FURTHER RESOLVED, that the proper officer of this corporation be and he or she is hereby directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge said CASTNER, CURRAN & BULLITT, INCORPORATED and PEABODY GLOBAL COAL, INC., and assume their liabilities and obligations, and the date of adoption thereof, and to cause the same to be filed with the Secretary of State and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in anywise necessary or proper to effect said merger.

IN WITNESS WHEREOF, said PEABODY COALSALES COMPANY has caused this Certificate to be signed by Thomas S. Hilton, its Vice President & Treasurer, this 27th day of October, 1997.

T. S. Hilton - Vice President & Treasurer

By: /s/ T. S. Hilton

CERTIFICATE OF CONVERSION

FROM A CORPORATION TO A LIMITED LIABILITY COMPANY

PURSUANT TO SECTION 266 OF THE

DELAWARE GENERAL CORPORATION LAW

1.	The name of the Corporation is PEABODY COALSALES COMPANY.

2.	The date on which the original Certificate of Incorporation was filed with the Secretary of State is June 3, 1992.

3.	The name of the limited liability company into which the corporation is herein being converted is COALSALES II, LLC,

4.	This Certificate of Conversion shall be effective immediately upon filing with the Secretary of State of Delaware.

5.	The conversion has been approved in accordance with the provisions of Section 266 of the Delaware General Corporation Law.

By: /s/ Joseph W. Bean

Name: JOSEPH W. BEAN

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CERTIFICATE OF FORMATION

OF

COALSALES II, LLC

1.	The name of the limited liability company is COALSALES II, LLC

2.	The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3,	This Certificate of Formation shall be effective immediately upon filing with the Secretary of State of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of COALSALES II, LLC this 10th day of December, 2004.

By: /s/ Joseph W. Bean

Name: JOSEPH W. BEAN

            Organizer

STATE OF DELAWARE

CERTIFICATE OF CHANGE OF AGENT

AMENDMENT OF LIMITED LIABILITY COMPANY

The limited liability company organized and existing under the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1. The name of the limited liability company is COALSALES II, LLC

2. The Registered Office of the limited liability company in the State of Delaware is changed to 2711 Centerville Road, Suite 400 (street), in the City of Wilmington Zip Code 19808. The name of the Registered Agent at such address upon whom process against this limited liability company may be served is Corporation Service Company

By:	/s/ Kenneth L. Wagner
Authorized Person

Name:	Kenneth L. Wagner
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